Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports dated May 19, 2016 with respect to the financial statements of Western Asset Intermediate-Term Municipals Fund, a series of the Legg Mason Partners Income Trust, as of March 31, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

February 22, 2017

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports dated April 15, 2016 with respect to the financial statements of Western Asset Managed Municipals Fund, a series of the Legg Mason Partners Income Trust, as of February 29, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

February 22, 2017